PURECYCLE TECHNOLOGIES FIRST QUARTER 2025 CORPORATE UPDATE

Orlando, Fla. – May 7, 2025 – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, announced today a corporate update for the first quarter ending March 31, 2025.

Management Commentary

PureCycle CEO Dustin Olson commented, “The first quarter was a significant milestone for PureCycle, as we generated the first reported revenues in the Company’s history. We continued to make progress on both the commercial and operational fronts and have increased confidence in the commercial and operational ramp-up. The interest in our PureFive™ resin remains high across many different industries. We are in the midst of more than 30 trials and the early results from these and many other trials are promising. I believe that this will lead to meaningful sales volume later in 2025.”

Olson continued, “The operations at Ironton also continued to improve since the last update. Monthly pellet production reached the highest level ever during Q1 and onstream time improved to nearly 90% in April. This included the production of PureFive™ resin on every single day in April. While the feed rates and pellet production varied throughout the month, the onstream time is a tremendous achievement by our team in Ironton.”

Commercial Update

PureCycle’s compounding and trial successes continued during the first quarter of 2025. PureCycle made progress on the use of PureFive™ resin in biaxially oriented polypropylene (BOPP) film trials. The latest trials and tests were conducted by Germany-based Brückner Maschinenbau GmbH, the world market leader for large production lines for the manufacturing of a wide variety of flexible plastic. Film is a substantial opportunity for PureCycle, with the global demand for BOPP film representing approximately 30 billion pounds per year.

Brückner CSO Markus Gschwandtner said, “We have extensively studied recycled polypropylene over the past five years, and through the initial tests, PureCycle’s PureFive Choice™ resin has performed better than anything we’ve seen before. We believe this could be the breakthrough the industry needs to close the loop on BOPP film.”

The positive Brückner trials were conducted with blends that ranged from 15% to 50% of PureFive Choice™ resin. This was the first in a series of tests and we believe the positive results in these trials will set the Company up well for commercial success with customers later this year.

PureCycle has continued to advance through the extensive qualification process with The Procter & Gamble Company. Initial customer qualifications are progressing and both sides continue to look for additional applications where PureFive™ resin could serve as a virgin polypropylene replacement.

PureCycle’s first commercial sale to Drake Extrusion Inc. has been followed by successful trials at two other textile companies in both staple fiber and fully drawn yarn (FDY). The FDY was successfully produced and developed using a single-pellet solution from PureCycle made with 50% recycled content. Fully drawn yarn is used in the making of high-strength textiles and fabrics for sportswear, automotive, outdoor and other technical textiles. The Company continues to engage in numerous fiber trials and expects the commercial ramp to accelerate during the year.

PureCycle has also added an additional PureFive™ brand through the Company’s compounding strategy. PureCycle will now offer PureFive Choice™ in addition to PureFive Ultra™ for customers needing specific mechanical or visual properties from their recycled content. PureCycle has successfully made compounds for film, fiber, thermoformed and injection-molded applications and recently introduced those grades in a bright white.

Operations Update

The Company continues to see quarter-over-quarter improvements in production volume, uptime reliability, and product quality due to the ongoing learnings and resulting modifications at the Ironton Facility. The Company will continue to pace production levels to match sales resulting from successful trials.

At the same time, PureCycle continues to improve reliability, reaching a new high of nearly 90% onstream time in April. PureCycle’s dissolution process continues to produce a quality recyclate that the Company believes differentiates it from mechanically recycled resin. The PureFive™ resin produced over the first quarter of 2025, shows a consistent melt flow, mechanical properties, polyethylene and ash content, which should allow for processability across a wide range of applications.

PureCycle Financial Update

During the first quarter of 2025, PureCycle recognized revenue of approximately $1.6 million. This was the first reported revenue in the Company’s history.

In March and April 2025, PureCycle sold a total of $30.4 million of certain Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A to a number of qualified institutional buyers that included Duquesne Family Office LLC. Gross proceeds from the sale of revenue bonds were approximately $26.8 million.

Earlier in the quarter, the Company entered into subscription agreements with certain investors in a private placement of approximately 4.1 million shares of common stock at a price of about $8.07 per share. The gross proceeds to the Company were approximately $33.0 million.

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edenatale@purecycle.com

About PureCycle Technologies

PureCycle Technologies LLC. (“PCT”), a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive™ resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the continued execution of PureCycle’s business plan, the expected results of tests and trials, the expected timing of commercial sales, and planned future updates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s PureFive™ resin in food grade applications (including in the United States, Europe, Asia and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the PureFive™ resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; the ability of PCT’s first commercial-scale recycling facility, the Ironton Facility, to be appropriately certified by Leidos, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT’s ability to obtain the necessary funding with respect to, and complete the construction of its first U.S. multi-line facility, located in Augusta, Georgia and its first commercial-scale European plant located in Antwerp, Belgium, as well as other projects to facilitate growth in a timely and cost-effective manner; PCT’s ability to establish, sort and process polypropylene plastic waste at its plastic waste prep facilities; PCT’s ability to maintain exclusivity under The Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the potential impact of economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs); changes in the prices and availability of materials (such as steel and other materials needed for the construction of future PreP and purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs, and our ability to obtain such materials in a timely and cost-effective manner; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT’s future capital requirements and sources and uses of cash; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover or increases in employees and employee-related costs and changes in the availability of labor (including labor shortages); changes in the prices and availability of materials, including those changes caused by inflation and supply chain conditions, such as increased transportation costs, and PCT’s ability to obtain materials in a timely and cost-effective manner; any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.

PCT undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.